Exhibit 99.1

Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. +1(714)889-2200
Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
—	Revenues of $503 million grew 14% compared to Q3 last year
—	Company earns Pro-forma Adjusted EBITDA of $53 million
—	Company unites with city of Long Beach to run Quiksilver Pro New York after Hurricane Irene
     Huntington Beach, California, September 1, 2011—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the third fiscal quarter ended July 31, 2011. Revenues grew 14% to $503.3 million as compared to $441.5 million in the third quarter of fiscal 2010. Consolidated gross profit of $255.1 million increased 11% compared to $230.7 million in the third quarter a year ago. The company earned Pro-forma Adjusted EBITDA of $52.7 million compared to $53.5 million earned in the third quarter of fiscal 2010. Pro-forma income from continuing operations was $10.4 million, or $0.06 per share, compared to $12.5 million, or $0.08 per share, in the third quarter of fiscal 2010. The company did not record any pro-forma adjustments for the third quarter of fiscal 2011, therefore income from continuing operations was also $10.4 million, or $0.06 per share, compared to $8.2 million, or $0.05 per share, in the third quarter a year ago. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.
     Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We’re pleased with our solid third quarter financial results and feel increasingly positive about our product offerings and the strength of our brands, which are resonating with consumers around the world despite global economic pressures. We’re seeing continued strong growth in emerging and developing markets while our category expansion initiatives are delivering good initial returns, consistent with our longer-term plans.”
     McKnight continued, “And after working closely with city officials over the past few days, we’ve determined that the Quiksilver Pro New York surf contest should and will move forward in an appropriate manner given the impact of Hurricane Irene on the city and residents of Long Beach. We’re eager to bring the world’s best surfers as well as a great surf event to the New York area and in particular to Long Beach, which has an incredible surfing tradition and spirit.”
     Net revenues in the Americas increased 11% during the third quarter of fiscal 2011 to $260.2 million from $234.6 million in the third quarter of fiscal 2010. As measured in U.S. dollars and reported in the financial statements, European net revenues increased 16% during the third quarter of fiscal 2011 to $176.4 million from $151.7 million in the third quarter a year ago. In constant currency, European segment net revenues increased 2% compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues increased 20% during the third quarter of fiscal 2011 to $65.5 million from $54.5 million in the third quarter of fiscal 2010. In constant currency, Asia/Pacific segment net revenues decreased 3% compared to the prior year. Please refer to the accompanying tables in order to better understand the impact of foreign currency exchange rates on revenue trends in the European and Asia/Pacific segments.

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

Q3 Brand Highlights
•	Legendary Quiksilver team rider and defending 10-time ASP World Surf Champion Kelly Slater won the US Open of Surfing in Huntington Beach, CA, as well as the ASP tour event in Tahiti, vaulting him into first place in the points standings in the race to become the 2011 World Surf Champion.
•	Quiksilver held the grand opening of its newest Boardriders Store in Ericeira, Portugal. The modern-style facility offers a large selection of products representing each of the company’s brands and includes the country’s largest skate park.
•	Australian Roxy surfer Sally Fitzgibbons won for the third time on the 2011 ASP Women’s World Tour in capturing the women’s title at the US Open of Surfing. Sally has finished the year ranked #2 in the world for the second time in just three years on tour.
•	DC co-founder and World Rally Championship driver Ken Block released the fourth installment of his Gymkhana precision driving series and it rapidly became the fastest-spreading viral video on the Internet with over 7 million views in its first two weeks. The entire Gymkhana franchise has now generated over 120 million views and has fueled the sales of DC’s TeamWorks collection which includes shoes, shirts, hats and jackets inspired by Ken’s rally car livery.
•	The Street League DC Pro Tour completed a second very successful season of skateboarding competitions this past week with the season finale carried on ESPN2. The tour attracted the world’s best skaters including Nyjah Houston, Chris Cole, Sean Malto, Ryan Sheckler, Chaz Ortiz, Shane O’Neill, Billy Marks, Paul Rodriguez and Mikey Taylor.
•	DC held the grand opening of the DC Embassy in Barcelona, Spain. This unique industrial-inspired space includes large showroom areas designed to showcase DC’s expanding product line. The complex sits atop a 1300 square meter skate park that will serve as the headquarters for the European members of the DC skate team.
About Quiksilver:
     Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
     The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.
     The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

Forward looking statements:
     This press release contains forward-looking statements including but not limited to statements regarding the company’s new growth initiatives and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
* * * * *
NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com, www.roxy.com, www.dcshoes.com,
www.lib-tech.com and www.hawkclothing.com.

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Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,
In thousands, except per share amounts	2011	2010
Revenues, net	$503,317	$441,475
Cost of goods sold	248,199	210,742

Gross profit	255,118	230,733
Selling, general and administrative expense	221,172	193,155
Asset impairments	—	3,225

Operating income	33,946	34,353
Interest expense	15,663	20,630
Foreign currency (gain) loss	(1,456)	213

Income before provision for income taxes	19,739	13,510
Provision for income taxes	8,996	5,096

Income from continuing operations	10,743	8,414
Income from discontinued operations	—	143

Net income	10,743	8,557
Less: net income attributable to non-controlling interest	(306)	(251)

Net income attributable to Quiksilver, Inc.	$10,437	$8,306

Income per share from continuing operations attributable to Quiksilver, Inc.	$0.06	$0.06

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.00

Net income per share attributable to Quiksilver, Inc.	$0.06	$0.06

Income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$0.06	$0.05

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.00

Net income per share attributable to Quiksilver, Inc., assuming dilution	$0.06	$0.06

Weighted average common shares outstanding	162,822	129,756

Weighted average common shares outstanding, assuming dilution	183,488	150,188

Amounts attributable to Quiksilver, Inc.:
Income from continuing operations	$10,437	$8,163
Income from discontinued operations	—	143

Net income	$10,437	$8,306

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Nine Months Ended July 31,
In thousands, except per share amounts	2011	2010
Revenues, net	$1,407,860	$1,342,501
Cost of goods sold	667,103	640,332

Gross profit	740,757	702,169
Selling, general and administrative expense	648,356	609,731
Asset impairments	74,610	3,225

Operating income	17,791	89,213
Interest expense	59,727	63,542
Foreign currency gain	(5,886)	(6,380)

(Loss) income before provision for income taxes	(36,050)	32,051
Provision for income taxes	49,937	18,189

(Loss) income from continuing operations	(85,987)	13,862
Income from discontinued operations	—	821

Net (loss) income	(85,987)	14,683
Less: net income attributable to non-controlling interest	(3,169)	(2,307)

Net (loss) income attributable to Quiksilver, Inc.	$(89,156)	$12,376

(Loss) income per share from continuing operations attributable to Quiksilver, Inc.	$(0.55)	$0.09

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.01

Net (loss) income per share attributable to Quiksilver, Inc.	$(0.55)	$0.10

(Loss) income per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$(0.55)	$0.08

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.01

Net (loss) income per share attributable to Quiksilver, Inc., assuming dilution	$(0.55)	$0.09

Weighted average common shares outstanding	162,198	128,000

Weighted average common shares outstanding, assuming dilution	162,198	143,623

Amounts attributable to Quiksilver, Inc.:
(Loss) income from continuing operations	$(89,156)	$11,555
Income from discontinued operations	—	821

Net (loss) income	$(89,156)	$12,376

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

CONSOLIDATED BALANCE SHEETS (Unaudited)

	July 31,	July 31,
In thousands	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$126,210	$155,653
Trade accounts receivable, less allowance for doubtful accounts of $54,381 (2011) and $49,292 (2010)	385,927	340,921
Other receivables	16,657	26,933
Income taxes receivable	4,674	5,249
Inventories	364,833	270,854
Deferred income taxes — short-term	18,134	39,871
Prepaid expenses and other current assets	31,787	41,968

Total current assets	948,222	881,449
Fixed assets, net	237,138	217,528
Intangible assets, net	138,934	140,762
Goodwill	273,549	318,418
Other assets	56,868	67,568
Deferred income taxes — long-term	72,855	53,514

Total assets	$1,727,566	$1,679,239

LIABILITIES & EQUITY

Current liabilities:
Lines of credit	$8,928	$24,651
Accounts payable	238,866	208,515
Accrued liabilities	134,365	96,628
Current portion of long-term debt	4,820	59,089
Current liabilities of assets held for sale	¯	799

Total current liabilities	386,979	389,682
Long-term debt, net of current portion	733,415	759,339
Other long-term liabilities	56,056	43,066

Total liabilities	1,176,450	1,192,087
Equity:
Common stock	1,680	1,357
Additional paid-in capital	527,122	379,538
Treasury stock	(6,778)	(6,778)
(Accumulated deficit) retained earnings	(100,463)	10,753
Accumulated other comprehensive income	117,318	92,620

Total Quiksilver, Inc. stockholders’ equity	538,879	477,490
Non-controlling interest	12,237	9,662

Total equity	551,116	487,152

Total liabilities & equity	$1,727,566	$1,679,239

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

Information related to operating segments is as follows (unaudited):

	Three Months Ended July 31,
In thousands	2011		2010
Revenues, net:
Americas		$260,159	$234,630
Europe		176,438	151,675
Asia/Pacific		65,495	54,504
Corporate operations		1,225	666

		$503,317	$441,475

Gross Profit:
Americas		$115,065	$109,594
Europe		106,451	91,939
Asia/Pacific		34,347	28,728
Corporate operations		(745)	472

		$255,118	$230,733

SG&A Expense:
Americas		$87,984	$79,964
Europe		85,402	76,215
Asia/Pacific		36,314	29,168
Corporate operations		11,472	7,808

		$221,172	$193,155

Asset Impairments:
Americas	$	¯	$1,939
Europe		¯	100
Asia/Pacific		¯	1,186
Corporate operations		¯	¯

	$	¯	$3,225

Operating Income (Loss):
Americas		$27,081	$27,691
Europe		21,049	15,624
Asia/Pacific		(1,967)	(1,626)
Corporate operations		(12,217)	(7,336)

		$33,946	$34,353

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

	Nine Months Ended July 31,
In thousands	2011	2010
Revenues, net:
Americas	$664,618	$621,324
Europe	548,578	538,260
Asia/Pacific	190,636	180,201
Corporate operations	4,028	2,716

	$1,407,860	$1,342,501

Gross Profit:
Americas	$308,032	$283,606
Europe	332,083	321,300
Asia/Pacific	101,842	97,171
Corporate operations	(1,200)	92

	$740,757	$702,169

SG&A Expense:
Americas	$256,117	$237,516
Europe	250,388	247,979
Asia/Pacific	108,961	92,804
Corporate operations	32,890	31,432

	$648,356	$609,731

Asset Impairments:
Americas	$465	$1,939
Europe	¯	100
Asia/Pacific	74,145	1,186
Corporate operations	¯	¯

	$74,610	$3,225

Operating Income (Loss):
Americas	$51,450	$44,151
Europe	81,695	73,221
Asia/Pacific	(81,264)	3,181
Corporate operations	(34,090)	(31,340)

	$17,791	$89,213

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

GAAP TO PRO-FORMA RECONCILIATION (Unaudited)

	Three Months Ended
	July 31,
In thousands, except per share amounts	2011	2010
Income from continuing operations attributable to Quiksilver, Inc.	$10,437	$8,163
Restructuring charges, net of tax of $0 (2011) and $164 (2010)	¯	1,765
Non-cash asset impairment charges, net of tax of $0 (2011) and $616 (2010)	¯	2,609

Pro-forma income from continuing operations	$10,437	$12,537

Pro-forma income per share from continuing operations	$0.06	$0.10

Pro-forma income per share from continuing operations, assuming dilution	$0.06	$0.08

Weighted average common shares outstanding	162,822	129,756

Weighted average common shares outstanding, assuming dilution	183,488	150,188

	Nine Months Ended
	July 31,
In thousands, except per share amounts	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(89,156)	$11,555
Non-cash asset impairment charges, net of tax of $0 (2011) and $616 (2010)	74,610	2,609
Effect of APAC tax valuation allowance	25,980	¯
Non-cash interest charges, net of tax of $4,618 (2011) and $0 (2010)	10,691	¯
Restructuring (credits) charges, net of tax of $0 (2011) and $271 (2010)	(2,118)	7,612
Stock compensation expense	¯	5,240
Gain from sale of Raisins trademarks	¯	(1,252)

Pro-forma income from continuing operations	$20,007	$25,764

Pro-forma income per share from continuing operations	$0.12	$0.20

Pro-forma income per share from continuing operations, assuming dilution	$0.11	$0.18

Weighted average common shares outstanding	162,198	128,000

Weighted average common shares outstanding, assuming dilution	182,688	143,623

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended
	July 31,
In thousands	2011	2010
Income from continuing operations attributable to Quiksilver, Inc.	$10,437	$8,163
Provision for income taxes	8,996	5,096
Interest expense	15,663	20,630
Depreciation and amortization	12,684	13,192
Non-cash stock-based compensation expense	4,935	1,279
Non-cash asset impairments	¯	3,225

Adjusted EBITDA	$52,715	$51,585
Restructuring and other special charges	¯	1,929

Pro-forma Adjusted EBITDA	$52,715	$53,514

	Nine Months Ended
	July 31,
In thousands	2011	2010
(Loss) income from continuing operations attributable to Quiksilver, Inc.	$(89,156)	$11,555
Provision for income taxes	49,937	18,189
Interest expense	59,727	63,542
Depreciation and amortization	40,154	40,215
Non-cash stock-based compensation expense	9,916	11,414
Non-cash asset impairments	74,610	3,225

Adjusted EBITDA	$145,188	$148,140
Restructuring and other special (credits) charges	(2,118)	6,631

Pro-forma Adjusted EBITDA	$143,070	$154,771

     Definition of Adjusted EBITDA:
     Adjusted EBITDA is defined as income (loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of

Quiksilver, Inc. Reports Fiscal 2011 Third Quarter Financial Results
September 1, 2011

asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.
SUPPLEMENTAL EXCHANGE RATE INFORMATION
(Unaudited)
     In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each operating segment. As such, this methodology does not account for movements in individual currencies within a segment (for example, non-euro currencies within our European segment and Japanese yen within our Asia/Pacific segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended July 31, 2010 and 2011 (in thousands):

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total

July 31, 2010	234,630	151,675	54,504	666	441,475
July 31, 2011	260,159	176,438	65,495	1,225	503,317
Percentage increase	11%	16%	20%		14%

Constant currency (current year exchange rates)
July 31, 2010	234,630	173,647	67,199	666	476,142
July 31, 2011	260,159	176,438	65,495	1,225	503,317
Percentage increase (decrease)	11%	2%	(3%)		6%